Exhibit 99.1

David Henshall Joins BlackLine Board of Directors

Henshall brings significant experience in enterprise software and possesses unmatched expertise in finance, strategy, and technology development

LOS ANGELES, CA, September 24, 2024 – BlackLine (NASDAQ: BL), the future-ready platform for the Office of the CFO, today announced the appointment of David Henshall to its Board of Directors.

Henshall brings a wealth of business experience and deep financial expertise, with a proven track record advising companies on strategies to enhance operations and financial performance. He spent nearly 20 years in various executive roles at Citrix, most recently as President and Chief Executive Officer. During his tenure, he played a critical role in accelerating Citrix’s cloud transition and enhancing the company’s operational performance. Prior to his role as CEO, he served as Chief Operating Officer and Chief Financial Officer.

“We are thrilled to welcome David, a proven software leader, to our Board of Directors,” said Owen Ryan, Co-CEO and Chairman of BlackLine. “David possesses one-of-a-kind executive experience leading a reputable business in the enterprise software space. His experience advancing technology companies aligns perfectly with our vision and operating model, and his skill set will further support our continued development of financial and operational strategies, helping BlackLine achieve its long-term potential. This appointment reflects our commitment to strong corporate governance and delivering value to our shareholders.”

Co-CEO and Founder Therese Tucker added, “I look forward to collaborating with David as we continue to execute our strategic initiatives. At BlackLine, we are constantly innovating to harness the full power of our platform, delivering future-ready financial operations that are accurate, efficient, and intelligent. David’s leadership qualities and valuable insights gained from his proven track record and other board experiences will add to the strength of our Board of Directors and aid us in continuing to create measurable value for our customers, investors, and other stakeholders.”

Henshall commented, “I am honored to join BlackLine’s Board of Directors. BlackLine is uniquely positioned in the market with unmatched domain expertise and a comprehensive platform that empowers the office of the CFO. I look forward to working with this innovative and visionary team to drive continued growth and success.”

About David Henshall

David Henshall most recently served as President & CEO of Citrix Systems, a leading multinational provider of cloud computing and virtualization technology, where he held executive roles for the past nearly twenty years. Prior to his role as President, CEO, and Director of Citrix, Henshall served as Chief Operating Officer and Chief Financial Officer, overseeing the company’s worldwide finance, operations, and administration organizations. Before joining Citrix, he served as Chief Financial Officer of Rational Software Corporation, a software company acquired by IBM Corporation.

An experienced public company board director, Henshall also actively serves as a member of the boards of directors of HashiCorp, Inc., Aspen Technology, Inc., and Feedzai, Inc., and was formerly the Chairman of the board of directors of Everbridge, Inc., and a director of New Relic, Inc. and LogMeIn, Inc.

About BlackLine

BlackLine (Nasdaq: BL), the future-ready platform for the Office of the CFO, drives digital finance transformation by empowering organizations with accurate, efficient, and intelligent financial operations.

BlackLine’s comprehensive platform addresses mission-critical processes, including record-to-report and invoice-to-cash, enabling unified and accurate data, streamlined and optimized processes, and real-time insight through visibility, automation, and AI. BlackLine’s proven, collaborative approach ensures continuous transformation, delivering immediate impact and sustained value. With a proven track record of innovation, industry-leading R&D investment, and world-class security practices, more than 4,400 customers across multiple industries partner with BlackLine to lead their organizations into the future.

For more information, please visit blackline.com.

Media Contact:

Samantha Darilek

VP, Communications

BlackLine

samantha.darilek@blackline.com

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